UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)	Identification No.)
16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

_______________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common shares, par value $0.10	TAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Deﬁnitive Agreement.

On June 30, 2020, TransAtlantic Petroleum (USA) Corp. (“TransAtlantic USA”), a subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), entered into a landlord consent (the “Consent”) with Longfellow Energy LP, a Texas limited partnership (the “Landlord”), pursuant to which the Landlord consented to the continuing of that certain Sublease Agreement, executed on August 7, 2018, by and between TransAtlantic USA and the Landlord (the “Sublease”), on a month-to-month basis with the rights of each of TransAtlantic USA and the Landlord to terminate the Sublease upon thirty days’ written notice.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01Other Events.

On June 30, 2020, the Company entered into a non-binding letter of intent for a potential transaction (the “Acquisition Letter of Intent”) pursuant to which a subsidiary of a new entity (the “Buyer”) to be formed by a group of holders (the “Preferred Shareholder Group”) representing approximately 80% of the Company’s outstanding 12.0% Series A Convertible Redeemable Preferred Shares (the “Series A Preferred Shares”) would acquire 100% of the outstanding common shares of the Company (the “Acquisition”) on the terms set forth in the term sheet attached thereto (the “Acquisition Term Sheet”). Pursuant to the Acquisition Term Sheet, the Buyer would acquire 100% of the common shares of the Company not currently owned by members of the Preferred Shareholder Group at a fixed cash purchase price of $0.13 per common share.

The members of the Preferred Shareholder Group are Longfellow Energy, LP (“Longfellow”), Dalea Partners, LP (“Dalea”), the Alexandria Nicole Mitchell Trust 2005, the Elizabeth Lee Mitchell Trust 2005, the Noah Malone Mitchell Trust 2005, and Stevenson Briggs Mitchell.  Longfellow and Dalea are affiliates of the Company’s Chairman of the Board of Directors and Chief Executive Officer, N. Malone Mitchell 3rd.

The closing of the Acquisition would occur no later than 180 days after the execution of the definitive transaction documents (the “Acquisition Documents”); provided, that the closing may be extended an additional 120 days if necessary to obtain regulatory approvals. Closing of the Acquisition would be subject to a number of conditions, including but not limited to, approval of the Acquisition by the shareholders of the Company, obtaining necessary third party approvals, no material adverse change in the Company, and receipt by the Company of a fairness opinion satisfactory to the Company’s Board of Directors.

The Acquisition Letter of Intent will automatically terminate and be of no further force or effect upon the earlier of (i) 5:00 p.m. Central Standard Time on July 31, 2020, (ii) the execution of the Acquisition Documents, (iii) the mutual written agreement of the Preferred Shareholder Group and the Company and (iv) the decision by the Preferred Shareholder Group to terminate, at its sole discretion, the Acquisition Letter of Intent and the negotiations relating thereto.

The foregoing description of the Acquisition Letter of Intent and the Acquisition Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Letter of Intent and the Acquisition Term Sheet attached thereto, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

On June 30, 2020, the Company entered into a non-binding letter of intent with the Preferred Shareholder Group pursuant to which Dalea Investment Group, LLC (the “Lender”) would provide a working capital loan to the Company (the “Credit Facility Letter of Intent”) on the terms set forth in the term sheet attached thereto (the “Credit Facility Term Sheet”). Pursuant to the Credit Facility Term Sheet, the Lender would lend the Company up to $8 million under a secured credit facility (the “Credit Facility”), which amount would be made available to the Company in accordance with mutually agreed upon milestones. Upon termination of the Acquisition Documents, any remaining availability under the

Credit Facility would terminate and any outstanding loans thereunder would mature and be payable. The Credit Facility would be guaranteed by TransAtlantic Worldwide, Ltd. and TransAtlantic USA and secured by a first priority perfected security interest (subject to customary exclusions and permitted liens) in the equity of TransAtlantic Worldwide, Ltd. and TransAtlantic USA and accounts and notes receivable and choses in action of the Company. The Credit Facility would bear interest at a fixed rate of 10% per annum, and such interest would be payable monthly.

The closing of the Credit Facility is subject to a number of conditions, including but not limited to, approval by the Company and the Lender of all documentation in connection with the Credit Facility (the “Loan Documents”), payment by the Company of up to $50,000 of fees and expenses of the Lender incurred in connection with the preparation of the Loan Documents, entry by the parties thereto into the Acquisition Documents, the creation and perfection of the requisite security interests, obtainment of necessary third party approvals and execution of all Loan Documents.

The Credit Facility Letter of Intent will automatically terminate and be of no further force or effect upon the earlier of (i) 5:00 p.m. Central Standard Time on July 31, 2020, (ii) the execution of the Loan Documents, (iii) the mutual written agreement of the Preferred Shareholder Group and the Company and (iv) the decision by the Preferred Shareholder Group to terminate, at its sole discretion, the Credit Facility Letter of Intent and the negotiations relating thereto.

The foregoing description of the Credit Facility Letter of Intent and the Credit Facility Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Letter of Intent and the Credit Facility Term Sheet attached thereto, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

The Preferred Shareholder Group has extended an invitation to the holders of the remaining approximately twenty percent (20%) of the Company’s outstanding Series A Preferred Shares (the “Non-Participant Preferred Shareholders”) to participate in either or both of the Acquisition and the Credit Facility in an amount equal to their pro rata percentage of the Company’s total outstanding Series A Preferred Shares. If a Non-Participant Preferred Shareholder elects to the participate in the Acquisition and/or the Credit Facility, such participation will be on the same terms as the Preferred Shareholder Group, and the Company will consent to such participation, subject to such Non-Participant Preferred Shareholder’s agreement to be bound by the binding provisions of the applicable letter of intent.

Each letter of intent described herein is only a mutual indication of interest in the applicable potential transaction by the parties thereto and does not represent any legally binding commitment or obligation on the part of any party thereto with respect to the applicable potential transaction. The terms of each applicable potential transaction are subject to a number of contingencies, including the performance of due diligence and the negotiation and execution of definitive agreements. No assurances are, or can be given, that the parties will enter into a definitive agreement for the applicable potential transaction, or that if such agreement is entered into, that the terms of the proposed applicable transaction will not change materially from the terms set forth in the applicable letter of intent or that the applicable potential transaction will be consummated. Certain conditions to the closing of each potential transaction are outside of the parties’ control and the Company cannot provide any assurance that the conditions will be satisfied.

Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning the timing of the closing of the Acquisition and Credit Facility, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this Current Report on Form 8-K, assumptions have been made regarding, among other things, the completion of the Acquisition Documents and Loan Documents, the

Buyer’s and Lender’s due diligence review and the receipt of applicable shareholder and third party approvals.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct.

Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include the risks that the conditions to the Acquisition or Credit Facility will not be satisfied or the Acquisition or Credit Facility will not close on the terms expected.

The forward-looking statements or information contained in this Current Report on Form 8-K are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit
10.1	Landlord Consent, dated as of June 30, 2020, by and between TransAtlantic Petroleum (USA) Corp. and Longfellow Energy LP
99.1

Acquisition Letter of Intent, dated as of June 29, 2020, by and between TransAtlantic Petroleum Ltd. and Longfellow Energy, LP, Dalea Partners, LP, the Alexandria Nicole Mitchell Trust 2005, the Elizabeth Lee Mitchell Trust 2005, the Noah Malone Mitchell Trust 2005, and Stevenson Briggs Mitchell

99.2

Credit Facility Letter of Intent, dated as of June 29, 2020, by and between TransAtlantic Petroleum Ltd. and Longfellow Energy, LP, Dalea Partners, LP, the Alexandria Nicole Mitchell Trust 2005, the Elizabeth Lee Mitchell Trust 2005, the Noah Malone Mitchell Trust 2005, and Stevenson Briggs Mitchell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 2, 2020

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Tabitha Bailey
Tabitha Bailey
Vice President, General Counsel, and Corporate Secretary